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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR (G) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                          STRUCTURED PRODUCTS CORP.
                           ------------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                                  13-3692801
--------------------------------------------------------------------------------
   (State of incorporation or organization)    (IRS Employer Identification No.)

             390 Greenwich Street
              New York, New York
   (Address of principal executive offices)                            10013
 ------------------------------------------                     ----------------
                                                                     (Zip Code)

If this form  relates  to the  registration    If this form relates to the
of a class of securities pursuant to Section   registration of a class of
12(b) of the Exchange Act and is effective     securities  pursuant  to Section
pursuant to General  Instruction A. (c),       12(g) of the Exchange Act and is
please check the following box. [x]            effective pursuant to General
                                               Instruction A. (d), please check
                                               the following box.[ ]

        Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                        Name of Each Exchange on Which
       to be so Registered                        Each Class is to be Registered
       -------------------                        -----------------------------
10,000 TIERS(R) Principal-Protected Trust
Certificates, Series Nasdaq 2000-15 with a
 principal amount of $10,000,000
      (the "Certificates")                            American Stock Exchange
--------------------------------------------------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2000-15, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.
         ---------

     1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

     3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

     5. Form of the Preliminary Prospectus Supplement dated November 20, 2000 related to the TIERS(R) Principal-Protected Trust Certificates, Series Nasdaq 2000-15, which was filed with the Securities and Exchange Commission on or about November 20, 2000, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                                     STRUCTURED PRODUCTS CORP.
Date:    December 18, 2000




                                                     By: /s/ Matthew R. Mayers
                                                        ----------------------
                                                         Authorized Signatory